Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Portfolio Holdings Disclosure” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the use of our reports dated October 23, 2018, with respect to the Financial Statements of Principal Funds, Inc. for the year ended August 31, 2018, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 263 to the Registration Statement under the Securities Act of 1933 (No. 033-59474).
/s/ Ernst & Young LLP
Minneapolis, Minnesota
June 10, 2019